Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2026 relating to the financial statement of Blackstone Digital Infrastructure Trust Inc. (formerly known as Keystone REIT Inc.), appearing in Registration Statement No. 333-294977 on Form S-11 of Blackstone Digital Infrastructure Trust Inc. (formerly known as Keystone REIT Inc.).

/s/ Deloitte & Touche LLP

New York, New York

May 13, 2026